Exhibit 99.1

AGREEMENT dated as of March 24, 2004 (this “Agreement”) among WHITE MOUNTAINS INSURANCE GROUP, LTD., a Bermuda company (“WTM”), FUND AMERICAN REINSURANCE CO., a Bermuda company (“FA Re”), ONEBEACON INSURANCE COMPANY, a Pennsylvania corporation (“OBIC”), PENNSYLVANIA GENERAL INSURANCE COMPANY, a Pennsylvania corporation (“PGIC”) and THE CAMDEN FIRE INSURANCE ASSOCIATION, a New Jersey corporation (“CFIA”, and collectively with WTM, FA Re, OBIC, PGIC, the “Reporting Persons”).

Reference is made to that certain Schedule 13D to be filed on or about March 24, 2004 (the “Schedule 13D”) with the Securities and Exchange Commission (the “Commission”) relating to the beneficial ownership of each of the Reporting Persons of shares or warrants to acquire shares of Common Stock of Montpelier Re Holdings Ltd. (“Montpelier”).  The Schedule 13D is to be filed pursuant to Rule 13d-1(a) and Section 13(d)(6)(B) under the Securities Exchange Act of 1934 (the “Act”).

WHEREAS, each of the Reporting Persons desires that pursuant to Rule 13d-1(k)(1) under the Act, WTM shall file the Schedule 13D on behalf of each of the Reporting Persons;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Reporting Persons hereby agrees that the Schedule 13D shall be filed on behalf of each of the Reporting Persons pursuant to Rule 13d-1(a)  under the Act.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

by
Name:	Robert Seelig
Title:	Vice President and General Counsel

FUND AMERICAN REINSURANCE CO.

by
Name:	Raymond Barrette
Title:	Vice President

ONEBEACON INSURANCE COMPANY

by
Name:	John Cavoores
Title:	President

PENNSYLVANIA GENERAL INSURANCE COMPANY

by
Name:	John Cavoores
Title:	President

THE CAMDEN FIRE INSURANCE ASSOCIATION

by
Name:	John Cavoores
Title:	President